Exhibit 99.2

EMPIRE STATE REALTY TRUST

Supplemental Operating and Financial Data

September 30, 2018

Third Quarter 2018

Forward-looking Statements

We make forward-looking statements in this supplemental package within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely on them as predictions of future events. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections.

You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or similar words or phrases in the positive or negative. In particular, forward looking statements include those pertaining to our capital resources, portfolio performance, dividend policy, results of operations, anticipated growth in our portfolio from operations, acquisitions, and market conditions and demographics.

Forward-looking statements involve numerous risks and uncertainties, many of which are difficult to predict and generally beyond our control. They depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry and markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of legal proceedings involving our company; reduced demand for office or retail space; new office or observatory development in our market; general volatility of the capital and credit markets and the market price of our Class A common stock and listed operating partnership units; changes in our business strategy; defaults on, early terminations of, or non-renewal of, leases by tenants; insolvency of a major tenant or a significant number of smaller tenants; litigation; fluctuations in interest rates; increased operating costs; declining real estate valuations and impairment charges; availability, terms and deployment of capital; our failure to obtain necessary outside financing; our expected leverage; decreased rental rates or increased vacancy rates; breach of or the expiration of our ground lease; our failure to generate sufficient cash flows to service our outstanding indebtedness; our failure to redevelop, renovate and reposition properties or to execute any planned capital project, successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate acquisitions, dispositions and development (including our Metro Tower development site), including construction delays and cost overruns; our failure to operate acquired properties and operations successfully; our ability to manage our growth effectively; changes in governmental regulations, tax laws and rates and similar matters; estimates relating to our ability to make distributions to our securityholders in the future; our failure to qualify as a REIT; a future terrorist event in the U.S.; environmental uncertainties and risks related to adverse weather conditions and natural disasters; lack or insufficient amounts of insurance; financial market fluctuations; availability of, and our ability to attract and retain, qualified personnel; conflicts of interest affecting our senior management team; competition; changes in real estate and zoning laws and increases in real property tax rates; inability to comply with applicable rules and regulations and, in particular, public companies and damages resulting from security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our technology (IT) networks related systems. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes after the date of this presentation, except as required by applicable law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and other risks described in documents we subsequently file from time to time with the Securities and Exchange Commission.

Third Quarter 2018

COMPANY PROFILE

Empire State Realty Trust, Inc., or the Company, is a leading real estate investment trust (REIT) that owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building.

BOARD OF DIRECTORS

Anthony E. Malkin	Chairman and Chief Executive Officer
William H. Berkman	Director, Chair of Finance Committee
Leslie D. Biddle	Director
Thomas J. DeRosa	Director
Steven J. Gilbert	Director, Lead Director
S. Michael Giliberto	Director, Chair of Audit Committee
James D. Robinson IV	Director, Chair of Compensation and Nominating/Corporate Governance Committees

EXECUTIVE MANAGEMENT

Anthony E. Malkin	Chairman and Chief Executive Officer
John B. Kessler	President and Chief Operating Officer
Thomas P. Durels	Executive Vice President, Real Estate
David A. Karp	Executive Vice President and Chief Financial Officer
Thomas N. Keltner, Jr.	Executive Vice President, General Counsel and Secretary

COMPANY INFORMATION

Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	Greg Faje	Trading Symbol: ESRT
New York, NY 10120	IR@empirestaterealtytrust.com
www.empirestaterealtytrust.com
(212) 687-8700

RESEARCH COVERAGE

Bank of America Merrill Lynch	Jeffrey Spector	(646) 855-1363	jeff.spector@baml.com
	James Feldman	(646) 855-5808	james.feldman@baml.com
BMO Capital Markets Corp.	John Kim	(212) 885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212) 738-6140	tcatherwood@btig.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Jason Green	(212) 446-9449	jason.green@evercoreisi.com
Goldman Sachs & Co. LLC	Andrew Rosivach	(212) 902-4736	rosivach@gs.com
Green Street Advisors	Daniel Ismail	(949) 640-8780	dismail@greenstreetadvisors.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@key.com
	Craig Mailman	(917) 368-2316	cmailman@key.com
Stifel	John Guinee	(443) 224-1307	jwguinee@stifel.com
Wells Fargo Securities, LLC	Blaine Heck	(443) 263-6529	blaine.heck@wellsfargo.com

Third Quarter 2018 Financial Highlights (unaudited and dollars in thousands, except per share amounts)

	Three Months Ended
Selected Items:	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Revenue	$186,402	$178,529	$167,271	$182,297	$186,546
Net income	$29,230	$30,184	$18,058	$32,260	$35,489
Cash net operating income (1) (2)	$99,138	$96,580	$81,149	$98,898	$100,540
Core funds from operations (“Core FFO”) (1)	$72,957	$70,957	$59,250	$74,914	$77,503
Core funds available for distribution (“Core FAD”) (1)	$59,205	$60,830	$51,170	$57,467	$64,201
Core FFO per share - diluted	$0.25	$0.24	$0.20	$0.25	$0.26
Diluted weighted average shares	297,478,000	297,244,000	296,827,000	297,898,000	297,871,000
Dividends declared and paid per share	$0.105	$0.105	$0.105	$0.105	$0.105

Portfolio Statistics:
Number of properties	20	20	20	20	20
Total rentable square footage	10,126,547	10,140,545	10,143,376	10,144,638	10,137,074
Percent occupied (3)	88.4%	88.4%	88.1%	89.6%	89.8%
Percent leased (4)	92.1%	91.4%	91.5%	92.2%	91.7%

Observatory Metrics:
Number of visitors (5)	1,168,000	1,049,000	644,000	991,000	1,237,000
Change in visitors year over year	(5.6%)	(4.1%)	4.1%	(4.7%)	(5.2%)
Observatory revenues (6)	$40,241	$35,201	$21,249	$32,906	$39,306
Change in revenues year over year	2.4%	3.6%	1.5%	(2.4%)	3.1%

Ratios:
Consolidated Debt to Total Market Capitalization (7)	27.6%	27.0%	27.4%	21.5%	20.4%
Consolidated Net Debt to Total Market Capitalization (7)	20.4%	19.7%	19.5%	16.6%	15.7%
Consolidated Debt and Perpetual Preferred Units to Total Market Capitalization (7)	28.0%	27.4%	27.8%	21.9%	20.7%
Consolidated Net Debt and Perpetual Preferred Units to Total Market Capitalization (7)	20.8%	20.1%	19.9%	17.0%	16.1%
Consolidated Debt to EBITDA (8)	5.5x	5.5x	5.5x	4.8x	4.5x
Consolidated Net Debt to EBITDA (8)	3.7x	3.6x	3.5x	3.5x	3.3x
Interest Coverage Ratio	5.0x	4.8x	4.4x	5.8x	5.6x
Core FFO Payout Ratio (9)	44%	45%	53%	42%	41%
Core FAD Payout Ratio (10)	54%	52%	62%	55%	49%

Class A common stock price at quarter end	$16.61	$17.10	$16.79	$20.53	$20.54
Average closing price	$17.07	$16.89	$18.10	$20.46	$20.48
Dividends per share - annualized	$0.42	$0.42	$0.42	$0.42	$0.42
Dividend yield (11)	2.5%	2.5%	2.5%	2.0%	2.0%
Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560,360	1,560,360	1,560,360	1,560,360	1,560,360
Class A common stock	168,176,734	166,658,962	163,321,049	160,424,575	158,349,708
Class B common stock	1,044,169	1,045,670	1,048,161	1,052,469	1,077,740
Operating partnership units	134,112,696	135,628,967	138,627,149	138,932,443	140,989,373

Total common stock and operating partnership units outstanding (12)	303,333,599	303,333,599	302,996,359	300,409,487	300,416,821

Notes:

(1)

Represents non-GAAP financial measures. For a discussion on what these metrics represent and why the Company presents them, see page 23 and for a reconciliation of these metrics to net income, see pages 5 and 19.

(2)	Interest income has been reclassed from Other Revenues and Fees to Other Income (Expense) and is not included in Revenues.
(3)	Based on leases signed and commenced as of end of period.
(4)	Represents occupancy and includes signed leases not commenced.
(5)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(6)	Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. See page 16.
(7)

Market capitalization represents the sum of (i) Company’s common stock per share price as of September 30, 2018 multiplied by the total outstanding number of shares of common stock and operating partnership units as of September 30, 2018; (ii) the number of perpetual preferred units at September 30, 2018 multiplied by $16.62 and (iii) our outstanding indebtedness or net indebtedness as of September 30, 2018.

(8)	Calculated based on trailing 12 months EBITDA.
(9)	Represents the amount of Core FFO paid out in distributions.
(10)	Represents the amount of Core FAD paid out in distributions.
(11)	Based on the closing price per share of Class A common stock on September 30, 2018.
(12)

As of September 30, 2018, the Company has had conversions from operating partnership units and Class B common shares to Class A common shares totaling 43.7 million shares or approximately $726 million at a closing share price of $16.61. This represents a 53% increase in the number of Class A shares since the IPO.

Third Quarter 2018 Property Summary - Net Operating Income (“NOI”) by Quarter (unaudited and dollars in thousands)

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Total Portfolio
Revenues	$145,849	$142,952	$145,559	$149,079	$146,895
Operating expenses	(73,387)	(68,493)	(73,260)	(70,319)	(70,502)

Net operating income (“NOI”)	72,462	74,459	72,299	78,760	76,393
Straight-line rent	(5,000)	(5,809)	(5,853)	(5,963)	(6,861)
Above/below-market rent revenue amortization	(1,668)	(1,551)	(1,168)	(1,567)	(1,607)
Below-market ground lease amortization	1,957	1,958	1,958	1,958	1,957

Total cash NOI - excluding Observatory	67,751	69,057	67,236	73,188	69,882

Observatory cash NOI	31,387	27,523	13,913	25,710	30,658

Total cash NOI - including Observatory	$99,138	$96,580	$81,149	$98,898	$100,540

Manhattan Office Portfolio (1)

Revenues	$122,687	$119,384	$122,303	$124,422	$123,421
Operating expenses	(62,464)	(58,457)	(63,218)	(59,760)	(60,052)

NOI	60,223	60,927	59,085	64,662	63,369
Straight-line rent	(4,068)	(4,970)	(6,089)	(5,840)	(6,825)
Above/below-market rent revenue amortization	(1,668)	(1,551)	(1,168)	(1,567)	(1,607)
Below-market ground lease amortization	1,957	1,958	1,958	1,958	1,957

Cash NOI	$56,444	$56,364	$53,786	$59,213	$56,894

Greater New York Office Portfolio

Revenues	$18,536	$18,741	$18,697	$19,710	$18,582
Operating expenses	(9,069)	(8,326)	(8,425)	(8,800)	(8,565)

NOI	9,467	10,415	10,272	10,910	10,017
Straight-line rent	(1,014)	(895)	(285)	(272)	(190)
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Cash NOI	$8,453	$9,520	$9,987	$10,638	$9,827

Standalone Retail Portfolio

Revenues	$4,626	$4,827	$4,559	$4,947	$4,892
Operating expenses	(1,854)	(1,710)	(1,617)	(1,759)	(1,885)

NOI	2,772	3,117	2,942	3,188	3,007
Straight-line rent	82	56	521	149	154
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Cash NOI	$2,854	$3,173	$3,463	$3,337	$3,161

Note:

(1)	Includes 513,437 rentable square feet of retail space in the Company’s nine Manhattan office properties.

Third Quarter 2018 Net Operating Income (“NOI”), Initial Free Rent Burn-Off and Signed Leases Not Commenced (unaudited and dollars in thousands)

	Three Months Ended
Reconciliation of Net Income to NOI and Cash NOI	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Net income	$29,230	$30,184	$18,058	$32,260	$35,489
Add:
General and administrative expenses	13,148	13,225	12,628	13,749	12,899
Depreciation and amortization	42,475	39,468	39,883	40,842	38,490
Interest expense	20,658	20,525	17,591	16,364	16,890
Loss on early extinguishment of debt	—	—	—	—	2,157
Income tax expense (benefit)	2,135	1,455	(260)	2,340	2,245
Less:
Third-party management and other fees	(312)	(376)	(463)	(312)	(345)
Interest income	(3,485)	(2,499)	(1,225)	(773)	(774)

Net operating income	103,849	101,982	86,212	104,470	107,051

Straight-line rent	(5,000)	(5,809)	(5,853)	(5,963)	(6,861)
Above/below-market rent revenue amortization	(1,668)	(1,551)	(1,168)	(1,567)	(1,607)
Below-market ground lease amortization	1,957	1,958	1,958	1,958	1,957

Total cash NOI - including Observatory	99,138	96,580	81,149	98,898	100,540

Less: Observatory NOI	(31,387)	(27,523)	(13,913)	(25,710)	(30,658)

Total cash NOI - excluding Observatory	$67,751	$69,057	$67,236	$73,188	$69,882

Cash NOI by Portfolio

Manhattan Office Portfolio	$56,444	$56,364	$53,786	$59,213	$56,894
Greater New York Office Portfolio	8,453	9,520	9,987	10,638	9,827
Standalone Retail Portfolio	2,854	3,173	3,463	3,337	3,161

Total cash NOI - excluding Observatory	67,751	69,057	67,236	73,188	69,882
Observatory cash NOI	31,387	27,523	13,913	25,710	30,658

Total cash NOI - including Observatory	$99,138	$96,580	$81,149	$98,898	$100,540

Schedule of Initial Free Rent Burn-Off

As of September 30, 2018, the Company had approximately $49 million of annualized cash rents that have yet to contribute to Cash NOI:

	Annualized	Cash Base Rent Contributing to Cash NOI in the Following Years on a Cumulative Basis
Total Portfolio	Initial Base Cash Rent	Remaining 2018	2019	2020	2021
Commenced leases in free rent period	$27,381	$1,576	$22,099	$27,381	$27,381
Signed leases not commenced	21,940	197	6,160	19,952	21,940

Total	$49,321	$1,773	$28,259	$47,333	$49,321

Signed leases not commenced

		9/30/18		Expected Base Rent		Incremental
	Square	Escalated	New	Commencement		Annual
Tenant	Feet	Annual Rent	Annual Rent	GAAP	Cash	Revenue
Clearview Healthcare Partners LLC	10,539	$—	$720	Oct. 2018	Dec. 2018	$720
Captivate	12,352	—	690	Nov. 2018	Mar. 2019	690
Michael J. Fox Foundation	10,533	—	670	Dec. 2018	May 2019	670
Nespresso	41,835	—	2,380	Dec. 2018	Aug. 2019	2,380
Diligent Corporation	44,700	730	2,860	Dec. 2018 - Mar. 2020	Aug. 2019 - Nov. 2020	2,130

Prime Clerk LLC	15,675	—	850	Apr. 2019	Jan. 2020	850
Fragoman, Del Rey, Bernsen & Loewy LLP	107,680	1,090	5,920	Jul. 2019	Jan. 2020	4,830
Signature Bank	91,181	—	5,440	Jul.- Sept. 2019	May 2020	5,440
Other SLNC	77,193	40	4,270	Oct. 2018 - Apr. 2019	Dec. 2018 - Sept. 2019	4,230

Total	411,688	$1,860	$23,800			$21,940

Third Quarter 2018 Property Summary - Leasing Activity by Quarter (unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Total Portfolio
Total leases executed	43	37	41	55	34
Weighted average lease term	9.8 years	6.1 years	7.1 years	8.1 years	12.2 years
Average free rent period	6.8 months	4.5 months	4.8 months	6.4 months	9.3 months

Office
Total square footage executed	353,686	142,286	253,626	252,244	487,854
Average rent psf - leases executed	$58.47	$55.45	$54.51	$56.14	$52.52
Previously escalated rents psf	$47.10	$46.86	$48.53	$44.85	$41.12
Percentage of new rent over previously escalated rents	24.1%	18.3%	12.3%	25.2%	27.7%

Retail
Total square footage executed	413	1,131	5,904	22,744	—
Average rent psf - leases executed	$65.03	$122.02	$175.43	$115.33	$—
Previously escalated rents psf	$63.22	$122.83	$175.43	$86.38	$—
Percentage of new rent over previously escalated rents	2.9%	(0.7%)	0.0%	33.5%	0.0%

Total Portfolio
Total square footage executed	354,099	143,417	259,530	274,988	487,854
Average rent psf - leases executed	$58.48	$55.99	$57.29	$61.42	$52.52
Previously escalated rents psf	$47.12	$47.48	$51.44	$48.45	$41.12
Percentage of new rent over previously escalated rents	24.1%	17.9%	11.4%	26.8%	27.7%

Leasing commission costs per square foot	$22.33	$10.66	$15.35	$18.06	$22.15
Tenant improvement costs per square foot	75.17	66.27	49.54	65.95	72.92

Total LC and TI per square foot (2)	$97.50	$76.93	$64.89	$84.01	$95.07

Occupancy	88.4%	88.4%	88.1%	89.6%	89.8%

Manhattan Office Portfolio (1)
Total leases executed	37	30	31	41	27

Office - New Leases
Total square footage executed	281,844	83,251	158,932	170,669	276,964
Average rent psf - leases executed	$61.84	$62.88	$59.51	$61.31	$58.79
Previously escalated rents psf	$48.56	$49.69	$48.05	$45.80	$40.24
Percentage of new rent over previously escalated rents	27.3%	26.5%	23.8%	33.9%	46.1%

Office - Renewal Leases
Total square footage executed	33,212	27,738	33,964	43,237	38,180
Average rent psf - leases executed	$53.77	$53.48	$56.31	$53.72	$56.12
Previously escalated rents psf	$46.90	$49.35	$56.22	$47.65	$50.02
Percentage of new rent over previously escalated rents	14.7%	8.4%	0.2%	12.7%	12.2%

Retail - New and Renewal Leases
Total square footage executed	413	1,131	—	20,366	—
Average rent psf - leases executed	$65.03	$122.02	$—	$99.98	$—
Previously escalated rents psf	$63.22	$122.83	$—	$70.61	$—
Percentage of new rent over previously escalated rents	2.9%	(0.7%)	0.0%	41.6%	0.0%

Total Manhattan Office Portfolio
Total square footage executed	315,469	112,120	192,896	234,272	315,144
Average rent psf - leases executed	$61.00	$61.15	$58.94	$63.27	$58.46
Previously escalated rents psf	$48.40	$50.35	$49.49	$48.30	$41.42
Percentage of new rent over previously escalated rents	26.0%	21.5%	19.1%	31.0%	41.1%

Leasing commission costs per square foot	$24.23	$11.70	$18.56	$19.02	$26.21
Tenant improvement costs per square foot	79.42	68.11	63.22	69.16	80.69

Total LC and TI per square foot (2)	$103.65	$79.81	$81.78	$88.18	$106.90

Occupancy	88.3%	88.1%	87.3%	89.0%	89.2%

Third Quarter 2018 Property Summary - Leasing Activity by Quarter - (Continued) (unaudited )

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Greater New York Office Portfolio
Total leases executed	6	7	8	11	7

Total square footage executed	38,630	31,297	60,730	38,338	172,710
Average rent psf - leases executed	$37.92	$34.31	$39.85	$35.89	$41.68
Previously escalated rents psf	$36.63	$35.43	$45.36	$37.45	$40.57
Percentage of new rent over previously escalated rents	3.5%	(3.2%)	(12.1%)	(4.2%)	2.7%

Leasing commission costs per square foot	$6.81	$6.95	$4.21	$10.35	$14.74
Tenant improvement costs per square foot	40.47	59.68	7.89	50.40	58.76

Total LC and TI per square foot (2)	$47.28	$66.63	$12.10	$60.75	$73.50

Occupancy	88.3%	88.9%	90.8%	91.2%	91.3%

Standalone Retail Portfolio
Total leases executed	—	—	2	3	—

Total square footage executed	—	—	5,904	2,378	—
Average rent psf - leases executed	$—	$—	$175.42	$246.78	$—
Previously escalated rents psf	$—	$—	$175.42	$221.47	$—
Percentage of new rent over previously escalated rents	0.0%	0.0%	0.0%	11.4%	0.0%

Leasing commission costs per square foot	$—	$—	$25.20	$48.45	$—
Tenant improvement costs per square foot	—	—	31	—	—

Total LC and TI per square foot (2)	$—	$—	$56.51	$48.45	$—

Occupancy	94.4%	95.4%	97.3%	99.4%	99.4%

Notes:

(1)	Includes 513,437 rentable square feet of retail space in the Company’s nine Manhattan office properties.
(2)

Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they were actually paid.

Third Quarter 2018 Total Portfolio Expirations and Vacates Summary (unaudited and in square feet)

	Actual	Forecast (1)	Forecast (1)
	Three Months Ended		Three Months Ended
Total Portfolio (2)	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	Full Year 2019	Full Year 2020
Total Expirations	278,217	191,205	103,173	138,386	184,141	284,834	710,534	852,301
Less: Broadcasting	(26,038)	(27,283)	(586)	—	—	—	(586)	(1,673)

Office and Retail Expirations	252,179	163,922	102,587	138,386	184,141	284,834	709,948	850,628

Renewal & Relocations (3)	32,796	50,142	18,765	72,485	16,043	56,081	163,374	346,260
Short-term renewals (4)	14,796	—	—	—	—	—	—	—
New Leases (5)	39,252	33,106	6,295	—	3,533	13,969	23,797	21,819
Tenant Vacates (6)	55,567	31,546	48,277	11,215	41,099	114,542	215,133	101,708
Intentional Vacates (7)	91,652	45,782	1,501	30,979	51,492	72,389	156,361	31,089
Holdover (8)	18,116	—	—	—	—	—	—	—
Unknown (9)	—	3,346	27,749	23,707	71,974	27,853	151,283	349,752

Total Portfolio expirations and vacates	252,179	163,922	102,587	138,386	184,141	284,834	709,948	850,628

Manhattan Office Portfolio
Total Expirations	202,295	179,237	76,362	78,252	170,745	133,816	459,175	588,079
Less: Broadcasting	(26,038)	(27,283)	(586)	—	—	—	(586)	(1,673)

Office Expirations	176,257	151,954	75,776	78,252	170,745	133,816	458,589	586,406

Renewal & Relocations (3)	26,121	40,946	15,618	22,788	10,453	38,887	87,746	175,786
Short-term renewals (4)	4,517	—	—	—	—	—	—	—
New Leases (5)	8,662	33,106	6,295	—	3,533	13,969	23,797	21,819
Tenant Vacates (6)	49,407	31,546	42,173	2,640	41,099	17,815	103,727	56,269
Intentional Vacates (7)	69,434	45,782	1,501	30,979	45,733	54,956	133,169	31,089
Holdover (8)	18,116	—	—	—	—	—	—	—
Unknown (9)	—	574	10,189	21,845	69,927	8,189	110,150	301,443

Total expirations and vacates	176,257	151,954	75,776	78,252	170,745	133,816	458,589	586,406

Greater New York Metropolitan Area Office Portfolio
Office Expirations	73,675	11,968	26,811	57,361	7,146	133,585	224,903	235,589

Renewal & Relocations (3)	6,675	9,196	3,147	46,924	5,099	17,194	72,364	160,815
Short-term renewals (4)	10,279	—	—	—	—	—	—	—
New Leases (5)	30,590	—	—	—	—	—	—	—
Tenant Vacates (6)	4,155	—	6,104	8,575	—	96,727	111,406	42,507
Intentional Vacates (7)	21,976	—	—	—	—	—	—	—
Holdover (8)	—	—	—	—	—	—	—	—
Unknown (9)	—	2,772	17,560	1,862	2,047	19,664	41,133	32,267

Total expirations and vacates	73,675	11,968	26,811	57,361	7,146	133,585	224,903	235,589

Retail Portfolio
Retail Expirations	2,247	—	—	2,773	6,250	17,433	26,456	28,633

Renewal & Relocations (3)	—	—	—	2,773	491	—	3,264	9,659
Short-term renewals (4)	—	—	—	—	—	—	—	—
New Leases (5)	—	—	—	—	—	—	—	—
Tenant Vacates (6)	2,005	—	—	—	—	—	—	2,932
Intentional Vacates (7)	242	—	—	—	5,759	17,433	23,192	—
Holdover (8)	—	—	—	—	—	—	—	—
Unknown (9)	—	—	—	—	—	—	—	16,042

Total expirations and vacates	2,247	—	—	2,773	6,250	17,433	26,456	28,633

Notes:

(1)

These forecasts, which are subject to change, are based on management’s expectations, including, among other things, discussions with and other information provided by tenants as well as management’s analyses of past historical trends.

(2)

Any lease on month to month or short-term will re-appear in “Actual” in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. “Forecast” avoids double counting.

(3)

For forecasted periods, “Renewals” assume tenants renew their existing leases in all or a portion of their current spaces, and “Relocations” assume tenants move within a building or within the Company’s portfolio.

(4)	Represents tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2018.
(5)

For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. The lease commencement dates are not provided in this section.

(6)	For forecasted periods, “Tenant Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option.
(7)

For forecasted periods, “Intentional Vacates” assumes the Company decides not to renew tenant at the end of their existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.

(8)

Holdover represents a tenant that remains in its space, paying rent after the expiration of its lease, but is not anticipated to continue doing so on a monthly basis. These tenants may reappear in forecast periods in 2018.

(9)

For forecasted periods, “Unknown” represents tenants’ existing leases which do not fall into any of the above categories: Renewals & Relocations, New Leases, Tenant Vacates or Intentional Vacates and tenants’ whose intention is unknown.

Third Quarter 2018 Property Detail (unaudited)

Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2)	Annualized Rent (3)	Annualized Rent per Occupied Square Foot (4)	Number of Leases (5)
Manhattan Office Properties - Office
The Empire State Building (6)	Penn Station -Times Sq. South	2,711,148	95.0%	$145,071,461	$56.34	183
One Grand Central Place	Grand Central	1,247,419	89.0%	62,902,812	56.64	213
1400 Broadway (8)	Penn Station -Times Sq. South	911,112	73.4%	32,810,884	49.09	28
111 West 33rd Street (9)	Penn Station -Times Sq. South	639,304	67.5%	24,567,157	56.90	16
250 West 57th Street	Columbus Circle - West Side	468,602	91.2%	24,149,652	56.51	68
501 Seventh Avenue	Penn Station -Times Sq. South	460,150	93.1%	19,117,644	44.65	28
1359 Broadway	Penn Station -Times Sq. South	455,824	97.1%	23,340,536	52.75	35
1350 Broadway (10)	Penn Station -Times Sq. South	373,262	87.3%	18,493,614	56.73	63
1333 Broadway	Penn Station -Times Sq. South	292,835	89.4%	13,316,112	50.89	10

Manhattan Office Properties - Office		7,559,656	88.3%	363,769,871	54.53	644

Manhattan Office Properties - Retail
The Empire State Building (7)	Penn Station -Times Sq. South	104,558	69.8%	13,295,326	182.19	14
One Grand Central Place	Grand Central	68,563	79.0%	6,367,515	117.63	13
1400 Broadway (8)	Penn Station -Times Sq. South	20,418	77.4%	2,040,613	129.05	8
112 West 34th Street (9)	Penn Station -Times Sq. South	90,132	100.0%	22,596,784	250.71	4
250 West 57th Street	Columbus Circle - West Side	67,927	100.0%	9,973,756	146.83	8
501 Seventh Avenue	Penn Station -Times Sq. South	35,558	88.3%	2,011,424	64.05	9
1359 Broadway	Penn Station -Times Sq. South	27,506	100.0%	2,245,576	81.64	6
1350 Broadway (10)	Penn Station -Times Sq. South	31,774	100.0%	6,780,827	213.41	6
1333 Broadway	Penn Station -Times Sq. South	67,001	100.0%	8,719,437	130.14	4

Manhattan Office Properties - Retail		513,437	89.3%	74,031,258	161.40	72

Sub-Total/Weighted Average
Manhattan Office Properties - Office and Retail		8,073,093	88.3%	437,801,129	61.40	716

Greater New York Metropolitan Area Office Properties
First Stamford Place (11)	Stamford, CT	784,402	89.0%	30,164,572	43.19	50
Metro Center	Stamford, CT	281,928	82.5%	13,487,165	57.97	25
383 Main Avenue	Norwalk, CT	260,657	89.2%	7,366,206	31.67	21
500 Mamaroneck Avenue	Harrison, NY	288,202	86.5%	7,195,811	28.87	31
10 Bank Street	White Plains, NY	232,517	94.0%	7,689,364	35.19	33

Sub-Total/Weighted Average Greater New York
Metropolitan Area Office Properties		1,847,706	88.3%	65,903,118	40.40	160

Standalone Retail Properties
10 Union Square	Union Square	58,007	100.0%	6,917,640	119.26	13
1542 Third Avenue	Upper East Side	56,250	100.0%	3,855,912	68.55	4
1010 Third Avenue	Upper East Side	44,662	100.0%	3,738,322	83.70	2
77 West 55th Street	Midtown	25,388	100.0%	2,637,533	103.89	3
69-97 Main Street	Westport, CT	17,111	32.4%	722,262	130.35	3
103-107 Main Street	Westport, CT	4,330	100.0%	722,355	166.83	1

Sub-Total/Weighted Average Standalone
Retail Properties		205,748	94.4%	18,594,025	95.76	26

Portfolio Total		10,126,547	88.4%	$522,298,271	$58.32	902

Total/Weighted Average Office Properties		9,407,362	88.3%	$429,672,989	$51.75	804
Total/Weighted Average Retail Properties		719,185	90.8%	92,625,282	141.88	98

Portfolio Total		10,126,547	88.4%	$522,298,271	$58.32	902

Notes:

(1)

Excludes (i) 179,350 square feet of space across the Company’s portfolio attributable to building management use and tenant amenities and (ii) 69,789 square feet of space attributable to the Company’s observatory.

(2)	Based on leases signed and commenced as of September 30, 2018.
(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents annualized rent under leases commenced as of September 30, 2018 divided by occupied square feet.
(5)

Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.

(6)	Includes 63,360 rentable square feet of space leased by the Company’s broadcasting tenants.
(7)	Includes 5,300 rentable square feet of space leased by WDFG North America, a licensee of the Company’s observatory.
(8)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 45 years (expiring December 31, 2063).
(9)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 59 years (expiring May 31, 2077).
(10)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 32 years (expiring July 31, 2050).
(11)	First Stamford Place consists of three buildings.

Third Quarter 2018 Tenant Lease Expirations (unaudited)

			Percent of
		Rentable	Portfolio			Annualized
	Number	Square	Rentable		Percent of	Rent Per
	of Leases	Feet	Square Feet	Annualized	Annualized	Rentable
Total Lease Expirations	Expiring (1)	Expiring (2)	Expiring	Rent (3)	Rent	Square Foot
Available	—	803,315	7.9%	$—	0.0%	$—
Signed leases not commenced	24	367,423	3.6%	—	0.0%	—
3Q 2018 (4)	13	45,670	0.5%	2,149,967	0.4%	47.08
4Q 2018	56	191,205	1.9%	9,622,278	1.8%	50.32

Total 2018	69	236,875	2.3%	11,772,245	2.3%	49.70
1Q 2019	22	103,173	1.0%	5,505,440	1.1%	53.36
2Q 2019	29	138,386	1.4%	8,082,923	1.5%	58.41
3Q 2019	40	184,141	1.8%	10,148,512	1.9%	55.11
4Q 2019	41	284,834	2.8%	13,401,784	2.6%	47.05

Total 2019	132	710,534	7.0%	37,138,659	7.1%	52.27
2020	136	852,301	8.4%	46,597,693	8.9%	54.67
2021	105	696,825	6.9%	39,380,361	7.5%	56.51
2022	95	543,870	5.4%	34,097,158	6.5%	62.69
2023	83	698,721	6.9%	41,117,309	7.9%	58.85
2024	59	591,160	5.8%	33,556,552	6.4%	56.76
2025	55	376,647	3.7%	28,119,656	5.4%	74.66
2026	41	934,767	9.2%	51,489,135	9.9%	55.08
2027	43	543,865	5.4%	31,268,652	6.0%	57.42
Thereafter	83	2,770,244	27.5%	167,760,851	32.1%	60.56

Total	925	10,126,547	100.0%	$522,298,271	100.0%	$58.32

Manhattan Office Properties (5)
Available	—	529,931	7.0%	$—	0.0%	$—
Signed leases not commenced	21	358,217	4.7%	—	0.0%	—
3Q 2018 (4)	11	41,273	0.5%	1,968,588	0.5%	47.70
4Q 2018	48	179,237	2.4%	9,174,361	2.5%	51.19

Total 2018	59	220,510	2.9%	11,142,949	3.1%	50.53
1Q 2019	13	76,362	1.0%	4,762,957	1.3%	62.37
2Q 2019	21	78,252	1.0%	4,111,809	1.1%	52.55
3Q 2019	33	170,745	2.3%	8,537,904	2.3%	50.00
4Q 2019	34	133,816	1.8%	7,384,224	2.0%	55.18

Total 2019	101	459,175	6.1%	24,796,894	6.8%	54.00
2020	104	588,079	7.8%	32,706,757	9.0%	55.62
2021	66	455,980	6.0%	24,917,000	6.8%	54.64
2022	71	363,454	4.8%	20,841,447	5.7%	57.34
2023	60	517,900	6.9%	28,629,153	7.9%	55.28
2024	37	365,160	4.8%	19,118,623	5.3%	52.36
2025	35	236,225	3.1%	13,741,633	3.8%	58.17
2026	28	799,003	10.6%	44,918,376	12.3%	56.22
2027	29	391,863	5.2%	21,554,531	5.9%	55.01
Thereafter	54	2,274,159	30.1%	121,402,508	33.4%	53.38

Total Manhattan office properties	665	7,559,656	100.0%	$363,769,871	100.0%	$54.53

Notes:

(1)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(2)

Excludes (i) 179,350 rentable square feet of space across the Company portfolio attributable to building management use and tenant amenities and (ii) 69,789 square feet of space attributable to the Company’s observatory.

(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of September 30, 2018 and expire on September 30, 2018.
(5)	Excludes (i) retail space in the Company’s Manhattan office properties and (ii) the Empire State Building broadcasting licenses and observatory operations.

Third Quarter 2018 Tenant Lease Expirations (unaudited)

			Percent of
		Rentable	Portfolio			Annualized
	Number	Square	Rentable		Percent of	Rent Per
Greater New York Metropolitan	of Leases	Feet	Square Feet	Annualized	Annualized	Rentable
Area Office Properties	Expiring (1)	Expiring (2)	Expiring	Rent (3)	Rent	Square Foot
Available	—	207,045	11.2%	$—	0.0%	$—
Signed leases not commenced	3	9,206	0.5%	—	0.0%	—
3Q 2018 (4)	1	4,155	0.2%	157,379	0.2%	37.88
4Q 2018	6	11,968	0.6%	443,117	0.7%	37.03

Total 2018	7	16,123	0.9%	600,496	0.9%	37.24
1Q 2019	9	26,811	1.5%	742,483	1.1%	27.69
2Q 2019	7	57,361	3.1%	2,620,448	4.0%	45.68
3Q 2019	3	7,146	0.4%	266,934	0.4%	37.35
4Q 2019	6	133,585	7.2%	4,740,591	7.2%	35.49

Total 2019	25	224,903	12.2%	8,370,456	12.7%	37.22
2020	23	235,589	12.8%	10,316,645	15.7%	43.79
2021	31	210,934	11.4%	9,439,606	14.3%	44.75
2022	15	120,775	6.5%	4,369,009	6.6%	36.17
2023	14	126,488	6.8%	5,737,772	8.7%	45.36
2024	10	197,581	10.7%	8,735,253	13.3%	44.21
2025	12	103,097	5.6%	3,466,487	5.3%	33.62
2026	5	65,413	3.5%	2,072,961	3.1%	31.69
2027	6	64,229	3.5%	2,334,094	3.5%	36.34
Thereafter	12	266,323	14.4%	10,460,339	15.9%	39.28

Total greater New York metropolitan area office properties	163	1,847,706	100.0%	$65,903,118	100.0%	$40.40

Retail Properties
Available	—	66,339	9.2%	$—	0.0%	$—
Signed leases not commenced	—	—	0.0%	—	0.0%	—
3Q 2018 (4)	1	242	0.0%	24,000	0.0%	99.17
4Q 2018 (5)	2	—	0.0%	4,800	0.0%	—

Total 2018	3	242	0.0%	28,800	0.0%	99.17
1Q 2019	—	—	0.0%	—	0.0%	—
2Q 2019	1	2,773	0.4%	1,350,666	1.5%	487.08
3Q 2019	4	6,250	0.9%	1,343,674	1.5%	214.99
4Q 2019	1	17,433	2.4%	1,276,969	1.4%	73.25

Total 2019	6	26,456	3.7%	3,971,309	4.3%	150.11
2020	9	28,633	4.0%	3,574,291	3.9%	124.83
2021	8	29,911	4.2%	5,023,755	5.4%	167.96
2022	9	59,641	8.3%	8,886,702	9.6%	149.00
2023	9	54,333	7.6%	6,750,384	7.3%	124.24
2024	12	28,419	4.0%	5,702,676	6.2%	200.66
2025	8	37,325	5.2%	10,911,536	11.8%	292.34
2026	8	70,351	9.8%	4,497,798	4.9%	63.93
2027	8	87,773	12.2%	7,380,027	8.0%	84.08
Thereafter	17	229,762	31.8%	35,898,004	38.6%	156.24

Total retail properties	97	719,185	100.0%	$92,625,282	100.0%	$141.88

Notes:

(1)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(2)

Excludes (i) 179,350 rentable square feet of space across the Company portfolio attributable to building management use and tenant amenities and (ii) 69,789 square feet of space attributable to the Company’s observatory.

(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of September 30, 2018 and expire on September 30, 2018.
(5)	Represents two license agreements.

Third Quarter 2018 Tenant Lease Expirations (unaudited)

			Percent of
		Rentable	Portfolio			Annualized
	Number	Square	Rentable		Percent of	Rent Per
	of Leases	Feet	Square Feet	Annualized	Annualized	Rentable
Empire State Building Office (1)	Expiring (2)	Expiring (3)	Expiring	Rent (4) (5)	Rent	Square Foot
Available	—	130,169	4.8%	$—	0.0%	$—
Signed leases not commenced	1	5,891	0.2%	—	0.0%	—
3Q 2018 (6)	1	4,738	0.2%	245,004	0.2%	51.71
4Q 2018	15	32,473	1.2%	1,981,956	1.4%	61.03

Total 2018	16	37,211	1.4%	2,226,960	1.5%	59.85
1Q 2019	5	9,288	0.3%	486,785	0.3%	52.41
2Q 2019	1	1,738	0.1%	90,437	0.1%	52.04
3Q 2019	1	5,588	0.2%	314,590	0.2%	56.30
4Q 2019	6	41,195	1.5%	2,269,612	1.6%	55.09

Total 2019	13	57,809	2.1%	3,161,424	2.2%	54.69
2020	34	294,210	10.9%	17,218,004	11.9%	58.52
2021	21	131,888	4.9%	7,528,906	5.2%	57.09
2022	21	95,218	3.5%	5,970,750	4.1%	62.71
2023	18	97,672	3.6%	6,180,757	4.3%	63.28
2024	13	92,516	3.4%	5,717,776	3.9%	61.80
2025	7	63,165	2.3%	3,495,673	2.4%	55.34
2026	11	459,331	16.9%	26,773,658	18.5%	58.29
2027	4	16,613	0.6%	1,132,853	0.8%	68.19
Thereafter	25	1,229,455	45.3%	65,664,700	45.2%	53.41

Total Empire State Building office	184	2,711,148	100.0%	$145,071,461	100.0%	$56.34

				Annualized		Percent of
			Annualized	Expense	Annualized	Annualized
Empire State Building Broadcasting Licenses and Leases			Base Rent (7)	Reimbursements	Rent (4) (8)	Rent
3Q 2018 (6)			$487,150	$104,747	$591,897	3.8%
4Q 2018			950,515	719,608	1,670,123	10.6%

Total 2018			1,437,665	824,355	2,262,020	14.5%
1Q 2019			212,240	48,281	260,521	1.7%
2Q 2019			—	—	—	0.0%
3Q 2019			—	—	—	0.0%
4Q 2019			—	—	—	0.0%

Total 2019			212,240	48,281	260,521	1.7%
2020			828,209	144,218	972,427	6.2%
2021			55,685	103,564	159,249	1.0%
2022			1,124,545	273,346	1,397,891	8.9%
2023			82,480	22,826	105,306	0.7%
2024			47,271	63,729	111,000	0.7%
2025			1,496,090	204,225	1,700,315	10.8%
2026			799,969	87,584	887,553	5.6%
2027			768,750	62,776	831,526	5.3%
Thereafter			6,244,524	777,587	7,022,111	44.7%

Total Empire State Building broadcasting licenses and leases			$13,097,428	$2,612,491	$15,709,919	100.0%

Notes:

(1)	Excludes retail space, broadcasting licenses and observatory operations
(2)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(3)	Excludes 25,937 rentable square feet of space attributable to building management use.
(4)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(5)

Includes approximately $6.7 million of annualized rent related to physical space occupied by broadcasting tenants for their broadcasting operations. Does not include license fees charged to broadcasting tenants.

(6)	Represents leases that are included in occupancy as of September 30, 2018 and expire on September 30, 2018.
(7)	Represents license fees for the use of the Empire State Building mast and base rent for physical space occupied by broadcasting tenants.
(8)	Excludes Fox Television whose lease expired during 2017 and was billed holdover rent as of September 30, 2018.

Third Quarter 2018 20 Largest Tenants and Portfolio Tenant Diversification by Industry (unaudited)

20 Largest Tenants	Property	Lease Expiration (1)	Weighted Average Remaining Lease Term(2)	Total Occupied Square Feet (3)	Percent of Portfolio Rentable Square Feet (4)	Annualized Rent (5)	Percent of Portfolio Annualized Rent (6)
1. Global Brands Group	ESB, 1333 B’Way	Oct. 2023 - Oct. 2028	9.3 years	668,942	6.4%	$31,409,092	6.0%
2. LinkedIn	ESB	Feb. 2026	7.4 years	312,947	3.0%	17,909,590	3.4%
3. Coty	ESB	Jan. 2030	11.3 years	312,954	3.0%	16,439,163	3.1%
4. PVH Corp.	501 Seventh Avenue	Oct 2018 - Oct. 2028	9.8 years	237,281	2.3%	10,743,578	2.1%
5. Sephora	112 West 34th Street	Jan. 2029	10.3 years	11,334	0.1%	10,457,709	2.0%
6. Li & Fung	1359 Broadway	Oct. 2021-Oct. 2027	5.5 years	149,436	1.4%	7,446,322	1.4%
7. Macy’s	111 West 33rd Street	May 2030	11.7 years	131,117	1.3%	6,947,109	1.3%
8. Federal Deposit Insurance Corp.	ESB	Jan. 2020	1.3 years	121,879	1.2%	6,923,222	1.3%
9. Urban Outfitters	1333 Broadway	Sept. 2029	11.0 years	56,730	0.5%	6,831,727	1.3%
10. Duane Reade	ESB, 1350 B’Way, 250 West 57th	Feb. 2021-Sept. 2027	6.2 years	47,541	0.5%	6,289,470	1.2%
11. Footlocker	112 West 34th Street	Sept. 2031	13.0 years	34,192	0.3%	6,258,212	1.2%
12. Legg Mason	First Stamford Place	Sept. 2024	6.0 years	137,583	1.3%	6,246,888	1.2%
13. WDFG North America	ESB	Dec. 2025	7.2 years	5,300	0.1%	5,680,776	1.1%
14. Shutterstock	ESB	Apr. 2029	10.6 years	104,386	1.0%	5,582,973	1.1%
15. ASCAP	250 West 57th Street	Aug. 2034	15.9 years	87,943	0.8%	5,250,464	1.0%
16. Kohl’s	1400 Broadway	May 2029	10.7 years	113,032	1.1%	5,002,974	1.0%
17. The Gap, Inc.	111 West 33rd Street, OGCP	Jan. 2023-Jan. 2030	11.3 years	83,408	0.8%	4,799,007	0.9%
18. The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	11.2 years	75,959	0.7%	4,641,592	0.9%
19. HNTB Corporation	ESB	Feb. 2026	10.4 years	78,361	0.8%	4,586,184	0.9%
20. The Interpublic Group	1400 Broadway	Jul. 2024	5.8 years	91,144	0.9%	4,316,383	0.8%

Total				2,861,469	27.5%	$173,762,435	33.2%

Notes:

(1)	Expiration dates are per lease and do not assume exercise of renewal or extension options. For tenants with more than two leases, the lease expiration is shown as a range.
(2)	Represents the weighted average lease term, based on annualized rent.
(3)	Based on leases signed and commenced as of September 30, 2018.
(4)	Represents the percentage of rentable square feet of the Company’s office and retail portfolios in the aggregate.
(5)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6)	Represents the percentage of annualized rent of the Company’s office and retail portfolios in the aggregate.

Portfolio Tenant Diversification by Industry (based on annualized rent)

Third Quarter 2018 Capital Expenditures and Redevelopment Program and Leasing Opportunity (unaudited and dollars in thousands)

	Three Months Ended
Capital expenditures	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Tenant improvements - first generation	$21,229	$31,921	$17,298	$17,680	$16,219
Tenant improvements - second generation	10,069	4,874	2,039	6,966	6,058
Leasing commissions - first generation	4,813	1,698	3,699	6,207	7,416
Leasing commissions - second generation	2,576	866	3,024	2,996	817
Building improvements - first generation	18,418	19,862	13,664	19,591	15,759
Building improvements - second generation	2,279	4,329	1,719	3,566	2,105
Observatory capital project	14,507	15,871	11,533	16,360	13,411

Total	$73,891	$79,421	$52,976	$73,366	$61,785

Tenant space redevelopment by square feet (1) (2)

•	Future redevelopment (Empire State Building) - 220,000 square feet

•	Future redevelopment (other Manhattan properties) - 520,000 square feet

•	Redevelopment completed - 7,240,000 square feet

Inventory of vacant space (2)

•	Developed - 510,000 square feet, 91% (3)

•	Undeveloped - 50,000 square feet, 9%

Inventory of undeveloped space (2)

•	Vacant - 50,000 square feet, 7%

•	Expires in 2018 - 70,000 square feet, 9%

•	Expires in 2019 and thereafter - 620,000 square feet, 84%

Developed 120,000 square feet in the third quarter 2018 and 220,000 square feet year-to-date September 2018.

Leasing Opportunity - Inventory of Current Vacant Space as of September 30, 2018 (in square feet)

Total Portfolio vacant space	1,171,000

Signed leases not commenced (“SLNC”):
Manhattan Office Properties SLNC	359,000
Greater New York Office Properties SLNC	9,000
Retail Properties SLNC	—
Redeveloped Manhattan Office space	437,000
Greater New York Office Properties space	207,000
Retail Properties space	66,000
Undeveloped Manhattan Office space	30,000
Space held off market	29,000
Other	34,000

Total	1,171,000

Development of Space Expected to Vacate from September 30, 2018 through December 31, 2018 (in square feet)

	Expected Vacates	2018	2019	2020	Thereafter
Tenant Vacates
Developed	62,149
Undeveloped space to be developed	2,056	—	2,056	—	—

	64,205

Intentional Vacates
Developed	17,414
Undeveloped space to be developed	29,169	—	11,509	13,450	4,210

	46,583

Notes:

(1)	These estimates are based on the Company’s current budgets and are subject to change.
(2)

Redevelopment program is for the Manhattan office assets only. Square footage based on market measurement. Developed space includes space that has been demolished and completed asbestos abatement and available for lease up or ready to be prebuilt. Permanent building use spaces, amenity spaces and broadcasting spaces are excluded.

(3)	Includes 498,000 square feet of redeveloped Manhattan office space, 37,000 square feet of redeveloped retail space and the balance reflects space held off-market.

Third Quarter 2018 Observatory Summary (unaudited and in thousands)

		Three Months Ended
Observatory NOI	Twelve Months to Date	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Observatory revenue (1)	$129,597	$40,241	$35,201	$21,249	$32,906	$39,306
Observatory expenses	31,064	8,854	7,678	7,336	7,196	8,648

NOI	98,533	31,387	27,523	13,913	25,710	30,658
Intercompany rent expense (2)	79,648	23,805	21,990	13,561	20,292	23,301

NOI after intercompany rent	$18,885	$7,582	$5,533	$352	$5,418	$7,357

Observatory Metrics
Number of visitors (3)		1,168,000	1,049,000	644,000	991,000	1,237,000
Change in visitors year over year		(5.6%)	(4.1%)	4.1%	(4.7%)	(5.2%)
Number of bad weather days (“BWD”) (4)		11	11	15	10	14
Estimated effect of BWD’s on number of visitors (5)		(24,000)	19,000	(14,000)	(2,000)	(38,000)
102nd floor revenue (6)		$3,066	$3,041	$83	$2,767	$3,537

Notes:

(1)

Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. For the three months ended September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017 and September 30, 2017, the fixed license fee was $1,411, $1,410, $1,410, $1,369 and $1,370, respectively.

(2)	The observatory pays a market-based rent payment comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation.
(3)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4)	The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.
(5)	Represents an estimated reduction in the number of visitors due to bad weather days compared to the same quarter in the prior year.
(6)

Reflects revenues derived from the 102nd floor observatory. This revenue is included in total observatory revenues above and will be disclosed separately throughout the duration of the observatory capital improvement program.

Annual Observatory Revenues 2013 to 2017

Third Quarter 2018 Condensed Consolidated Balance Sheets (unaudited and dollars in thousands)

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Assets
Commercial real estate properties, at cost:
Land	$201,196	$201,196	$201,196	$201,196	$201,196
Development costs	7,987	7,987	7,986	7,986	7,978
Building and improvements	2,616,772	2,562,662	2,495,901	2,458,473	2,398,964

	2,825,955	2,771,845	2,705,083	2,667,655	2,608,138
Less: accumulated depreciation	(718,959)	(698,725)	(678,250)	(656,900)	(631,916)

Commercial real estate properties, net	2,106,996	2,073,120	2,026,833	2,010,755	1,976,222
Cash and cash equivalents	229,745	251,797	690,471	464,344	432,105
Restricted cash	54,356	58,719	61,699	65,853	64,020
Short term investments	400,000	400,000	—	—	—
Tenant and other receivables, net	31,342	21,600	25,156	28,329	34,661
Deferred rent receivables, net	195,455	190,419	184,667	178,629	172,665
Prepaid expenses and other assets	50,663	64,695	39,393	61,028	39,463
Deferred costs, net	244,441	246,763	255,844	262,701	268,132
Acquired below-market ground leases, net	362,355	364,313	366,271	368,229	370,187
Goodwill	491,479	491,479	491,479	491,479	491,479

Total assets	$4,166,832	$4,162,905	$4,141,813	$3,931,347	$3,848,934

Liabilities and Equity
Mortgage notes payable, net	$609,299	$610,026	$610,826	$717,164	$720,830
Senior unsecured notes, net	1,045,362	1,044,573	1,043,677	707,895	592,914
Unsecured term loan facility, net	264,023	263,900	263,777	263,662	263,546
Unsecured revolving credit facility	—	—	—	—	—
Accounts payable and accrued expenses	128,340	129,944	106,830	110,849	142,690
Acquired below-market leases, net	55,662	58,960	62,418	66,047	70,013
Deferred revenue and other liabilities	32,175	29,553	37,499	40,907	41,320
Tenants’ security deposits	42,520	42,808	43,448	47,086	47,395

Total liabilities	2,177,381	2,179,764	2,168,475	1,953,610	1,878,708
Total equity	1,989,451	1,983,141	1,973,338	1,977,737	1,970,226

Total liabilities and equity	$4,166,832	$4,162,905	$4,141,813	$3,931,347	$3,848,934

Third Quarter 2018 Condensed Consolidated Statements of Income (unaudited and in thousands, except per share amounts)

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Revenues
Rental revenue	$123,621	$124,038	$122,311	$123,596	$122,391
Tenant expense reimbursement	18,627	16,205	17,794	19,790	20,346
Observatory revenue	40,241	35,201	21,249	32,906	39,306
Lease termination fees	1,185	357	622	3,197	1,165
Third party management and other fees	312	376	463	312	345
Other revenue and fees	2,416	2,352	4,832 (1)	2,496	2,993

Total revenues	186,402	178,529	167,271	182,297	186,546

Operating expenses
Property operating expenses	42,772	39,418	44,185	41,522	41,270
Ground rent expenses	2,331	2,332	2,331	2,332	2,331
General and administrative expenses	13,148	13,225	12,628	13,749	12,899
Observatory expenses	8,854	7,678	7,336	7,196	8,648
Real estate taxes	28,284	26,743	26,744	26,465	26,901
Depreciation and amortization	42,475	39,468	39,883	40,842	38,490

Total operating expenses	137,864	128,864	133,107	132,106	130,539

Total operating income	48,538	49,665	34,164	50,191	56,007

Other income (expense)
Interest income	3,485	2,499	1,225	773	774
Interest expense	(20,658)	(20,525)	(17,591)	(16,364)	(16,890)
Loss on early extinguishment of debt	—	—	—	—	(2,157)
Loss from derivative financial instruments	—	—	—	—	—

Income before income taxes	31,365	31,639	17,798	34,600	37,734
Income tax (expense) benefit	(2,135)	(1,455)	260	(2,340)	(2,245)

Net income	29,230	30,184	18,058	32,260	35,489
Perpetual preferred unit distributions	(234)	(234)	(234)	(234)	(234)
Net income attributable to non-controlling interests	(12,654)	(13,299)	(8,056)	(14,754)	(16,449)

Net income attributable to common stockholders	$16,342	$16,651	$9,768	$17,272	$18,806

Weighted average common shares outstanding
Basic	167,657	165,256	162,667	159,989	158,102

Diluted	297,478	297,244	296,827	297,898	297,871

Net income per share attributable to common stockholders

Basic and diluted	$0.10	$0.10	$0.06	$0.11	$0.12

Dividends per share	$0.105	$0.105	$0.105	$0.105	$0.105

Notes:

(1)	Includes a $2.8 million settlement reached with a former broadcast tenant.

Third Quarter 2018

Funds from Operations (“FFO”), Modified Funds From Operations (“Modified  FFO”), Core Funds

from Operations (“Core FFO”), Core Funds Available for Distribution (“Core  FAD”) and EBITDA

(unaudited and in thousands, except per share amounts)

	Three Months Ended
Reconciliation of Net Income to FFO, Modified FFO and Core FFO	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Net Income	$29,230	$30,184	$18,058	$32,260	$35,489
Preferred unit distributions	(234)	(234)	(234)	(234)	(234)
Real estate depreciation and amortization	42,004	39,049	39,468	40,484	38,134

FFO attributable to common stockholders and non-controlled interests	71,000	68,999	57,292	72,510	73,389
Amortization of below-market ground lease	1,957	1,958	1,958	1,958	1,957

Modified FFO attributable to common stockholders and non-controlled interests	72,957	70,957	59,250	74,468	75,346
Deferred tax asset write-off	—	—	—	446	—
Loss on early extinguishment of debt	—	—	—	—	2,157

Core FFO attributable to common stockholders and non-controlled interests	$72,957	$70,957	$59,250	$74,914	$77,503

Total weighted average shares and Operating Partnership Units
Basic	297,478	297,244	296,824	296,654	296,389

Diluted	297,478	297,244	296,827	297,898	297,871

FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.24	$0.23	$0.19	$0.24	$0.25

Diluted	$0.24	$0.23	$0.19	$0.24	$0.25

Modified FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.25	$0.24	$0.20	$0.25	$0.25

Diluted	$0.25	$0.24	$0.20	$0.25	$0.25

Core FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.25	$0.24	$0.20	$0.25	$0.26

Diluted	$0.25	$0.24	$0.20	$0.25	$0.26

Reconciliation of Core FFO to Core FAD
Core FFO	$72,957	$70,957	$59,250	$74,914	$77,503
Add:
Amortization of deferred financing costs	1,020	1,023	1,034	1,036	1,017
Non-real estate depreciation and amortization	826	419	415	358	356
Amortization of non-cash compensation expense	4,852	4,656	4,555	3,292	3,841
Amortization of debt discount	668	668	668	667	668
Amortization of loss on interest rate derivative	474	536	—	—	—
Deduct:
Straight-line rental revenues	(5,000)	(5,809)	(5,853)	(5,963)	(6,861)
Amortization of debt premiums	—	—	(949)	(1,737)	(1,736)
Above/below-market rent revenue amortization	(1,668)	(1,551)	(1,168)	(1,567)	(1,607)
Corporate capital expenditures	—	—	—	(5)	—
Tenant improvements - second generation	(10,069)	(4,874)	(2,039)	(6,966)	(6,058)
Building improvements - second generation	(2,279)	(4,329)	(1,719)	(3,566)	(2,105)
Leasing commissions - second generation	(2,576)	(866)	(3,024)	(2,996)	(817)

Core FAD	$59,205	$60,830	$51,170	$57,467	$64,201

Reconciliation of Net Income to EBITDA
Net income	$29,230	$30,184	$18,058	$32,260	$35,489
Interest expense	20,658	20,525	17,591	16,364	16,890
Income tax expense (benefit)	2,135	1,455	(260)	2,340	2,245
Depreciation and amortization	42,475	39,468	39,883	40,842	38,490

EBITDA	$94,498	$91,632	$75,272	$91,806	$93,114

Third Quarter 2018 Debt Summary (unaudited and dollars in thousands)

	September 30, 2018			June 30, 2018
		Weighted Average			Weighted Average
Debt Summary	Balance	Interest Rate	Maturity (Years)	Balance	Interest Rate	Maturity (Years)
Fixed rate mortgage debt	$615,537	4.10%	10.3	$616,453	4.10%	10.5
Senior unsecured notes	1,050,000	3.82%	8.4	1,050,000	3.82%	8.7
Unsecured term loan facility (1)	265,000	3.35%	3.9	265,000	3.35%	4.2

Total fixed rate debt	1,930,537	3.84%	8.3	1,931,453	3.84%	8.6

Unsecured revolving credit facility	—	—	2.9	—	—	3.2

Total variable rate debt	—	—	2.9	—	—	3.2

Total debt	1,930,537	3.84%	8.3	1,931,453	3.84%	8.6

Discount	(2,315)			(2,983)
Deferred financing costs, net	(9,538)			(9,971)

Total	$1,918,684			$1,918,499

Note:

(1)	LIBOR is fixed at 2.1485% under a variable to fixed interest rate swap agreement.

Available Capacity	Facility	Outstanding at September 30, 2018	Letters of Credit	Available Capacity
Unsecured revolving credit facility (1)	$1,100,000	$—	$—	$1,100,000

Covenant Summary	Required	Current Quarter	In Compliance
Maximum Total Leverage(2)	< 60%	29.0%	Yes
Maximum Secured Debt	< 40%	9.2%	Yes
Minimum Fixed Charge Coverage	> 1.50x	3.9x	Yes
Minimum Unencumbered Interest Coverage	> 1.75x	5.1x	Yes
Maximum Unsecured Leverage	< 60%	25.8%	Yes
Minimum Tangible Net Worth	$1,252,954	$1,777,443	Yes

Notes:

(1)

The unsecured revolving credit and term loan facility has an accordion feature allowing for an increase in maximum aggregate principal balance to $1.75 billion under certain circumstances. This unsecured revolving credit facility matures in August 2021 with two additional six-month extension options.

(2)	Represents the ratio of total indebtedness to total asset value as defined and determined in accordance with the credit facility agreement.

Third Quarter 2018 Debt Detail (unaudited and dollars in thousands)

	Stated	Current
	Interest	Interest	Principal	Maturity
	Rate (%)	Rate (%)	Balance	Date	Amortization
Fixed rate mortgage debt:

Metro Center	3.59%	3.59%	$92,372	11/5/2024	30 years
10 Union Square	3.70%	3.70%	50,000	4/1/2026	Interest only
1542 Third Avenue	4.29%	4.29%	30,000	5/1/2027	Interest only
First Stamford Place (1)	4.28%	4.28%	180,000	7/1/2027	5 years interest only; 30 years thereafter
1010 Third Avenue and 77 West 55th Street	4.01%	4.01%	39,177	1/5/2028	30 years
10 Bank Street	4.23%	4.23%	33,988	6/1/2032	25 years
383 Main Avenue	4.44%	4.44%	30,000	6/30/2032	5 years interest only; 30 years thereafter
1333 Broadway	4.21%	4.21%	160,000	2/5/2033	Interest only

Total mortgage debt			615,537
Exchangeable senior unsecured notes	2.63%	2.63%	250,000	8/15/2019	Interest only
Unsecured revolving credit facility	LIBOR plus 1.10%	3.36%	—	8/29/2021	Interest only
Unsecured term loan facility (2)	LIBOR plus 1.20%	3.35%	265,000	8/29/2022	Interest only
Senior unsecured notes:
Series A	3.93%	3.93%	100,000	3/27/2025	Interest only
Series B	4.09%	4.09%	125,000	3/27/2027	Interest only
Series C	4.18%	4.18%	125,000	3/27/2030	Interest only
Series D	4.08%	4.08%	115,000	1/22/2028	Interest only
Series E	4.26%	4.26%	160,000	3/22/2030	Interest only
Series F	4.44%	4.44%	175,000	3/22/2033	Interest only

Total / weighted average debt		3.84%	1,930,537

Discount			(2,315)
Deferred financing costs, net			(9,538)

Total (3)			$1,918,684

Notes:

(1)	Represents a $164 million mortgage loan bearing interest at 4.09% and a $16 million loan bearing interest at 6.25%.
(2)	LIBOR is fixed at 2.1485% under a variable to fixed interest rate swap agreement.
(3)	Capitalized interest was $0.5 million for the three months ended September 30, 2018.

Third Quarter 2018 Debt Maturities and Ground Lease Commitments (unaudited and dollars in thousands)

Year	Amortization	Maturities (1)	Total	Percentage of Total Debt	Weighted Average Interest Rate of Maturing Debt
2018	$925	$—	$925	0.0%	n/a
2019	3,790	250,000	253,790	13.1%	2.63%
2020	3,938	—	3,938	0.2%	n/a
2021	4,090	—	4,090	0.2%	n/a
2022	5,628	265,000	270,628	14.0%	3.35%
Thereafter	41,744	1,355,422	1,397,166	72.5%	4.15%

Total debt	$60,115	$1,870,422	1,930,537	100.0%	3.84%

Discount			(2,315)
Deferred financing costs, net			(9,538)

Total			$1,918,684

Note:

(1)	Assumes no extension options are exercised.

Debt Maturity Profile

Ground Lease Commitments

Year	1350 Broadway	1400 Broadway	111 West 33rd Street	Total
2018	$27	$169	$184	$380
2019	108	675	735	1,518
2020	108	675	735	1,518
2021	108	675	735	1,518
2022	108	675	735	1,518
Thereafter	2,145	27,675	39,996	69,816

	$2,604	$30,544	$43,120	$76,268

Third Quarter 2018 Supplemental Definitions

Funds From Operations (“FFO”)

We compute FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment writedowns of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of its performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.

Modified Funds From Operations (“Modified FFO”)

Modified FFO adds back an adjustment for any above or below-market ground lease amortization to traditionally defined FFO. We consider this a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we consider it an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.

Core Funds From Operations (“Core FFO”)

Core FFO adds back to Modified FFO the following items: deferred tax asset write-off, loss on early extinguishment of debt and acquisition expenses. The Company presents Core FFO because it considers it an important supplemental measure of its operating performance in that it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

Core Funds Available for Distribution (“Core FAD”)

In addition to Core FFO, we present Core FAD by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses and (ii) deducting straight line rent, recurring second generation leasing commissions, tenant improvements, prebuilts, capital expenditures, furniture, fixtures & equipment, amortization of debt premiums and above/below market rent revenue. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs., including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.

Net Operating Income (NOI)

NOI is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by; (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt and loss from derivative financial instruments or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from net operating income because it is specific to the particular financing capabilities and constraints of the owner. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly timed, purchases or sales. We believe that eliminating these costs from net income is useful because the resulting measure captures the actual revenue, generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly titled measures and, accordingly, our NOI may not-be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

EBITDA

We compute EBITDA as net income plus interest expense, income taxes and depreciation. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity.